September 27, 2002 AMENDMENT TO
                             PARTICIPATION AGREEMENT
                                     BETWEEN
                            INVESCO FUNDS GROUP, INC.
                                       and
                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

     This amendment to the April 3, 2000 Participation Agreement between INVESCO Funds Group, Inc. and Connecticut General Life Insurance Company is made for the following purposes:


     1.   Schedule A shall be modified to include:

          Connecticut  General  Life  Insurance  Separate  Account NB  Contracts
          Funded: GLN650, GLN660, LN601, LN604, LN613


     IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be executed in its name on behalf by its duly authorized representatives as of this date, September 27, 2002.


                                     INVESCO VARIABLE
                                     INVESTMENT FUNDS, INC.

                                     By: /s/Ronald L. Grooms
                                         ---------------------------
                                     Name:  Ronald L. Grooms
                                     Title:  Treasurer


                                     INVESCO FUNDS GROUP, INC.

                                     By: /s/Ronald L. Grooms
                                         ---------------------------
                                     Name:  Ronald L. Grooms
                                     Title: Senior Vice President


                                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                     By:  /s/Michael S. Dunn
                                          --------------------------
                                     Name: Michael S. Dunn
                                     Title:  Assistant Vice President